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                                  Exhibit 99.1


                ANADIGICS REPORTS RESULTS FOR THIRD QUARTER 2003
                    WLAN Revenue Grows 47% Over Last Quarter
         Wireless CDMA PA Unit Shipments Increase 13% Over Last Quarter


WARREN, NJ -October 20, 2003- ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, today reported net sales of $17.8 million and a loss per share of $0.41 for the third quarter ended September 27, 2003. This compares to revenues of $18.0 million in the second quarter of 2003.

Wireless revenues in the quarter were $9.5 million, reflecting an increase of 5.6% over the prior quarter. CDMA PA revenues accounted for 82% of Wireless revenues. Total unit shipments in Wireless were up by 31%, with CDMA Power Amplifier (PA) unit shipments up 13% over the prior quarter. Broadband revenues of $8.3 million declined 8.4% from the previous quarter reflecting seasonal order patterns and continued industry softness for CATV products. WLAN revenue increased 47% sequentially. The combined revenue growth of Wireless and WLAN resulted in a sequential growth of 8.4% over the previous quarter.

 "We have continued to increase our share of the CDMA and WLAN markets as reflected by our third quarter results and we anticipate this growth will continue into the fourth quarter" remarked Dr. Bami Bastani. "We are now designed into a leading tier-one GSM/GPRS reference design and have passed field type approval for certain GSM handset platforms, which establishes our beachhead for growing market share in GSM, the largest handset market in the world."

The Company's balance sheet remains strong as cash and marketable securities totaled $128.3 million at September 27, 2003.



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HIGHLIGHTS OF THE QUARTER

o    ANADIGICS Purchases TAVANZA CDMA Handset Power Amplifier Business from
     Celeritek

     Warren, NJ, October 15, 2003-- ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, today announced that it has acquired the assets utilized in the wireless handset power amplifier business previously conducted by Tavanza, a subsidiary of Celeritek, to broaden its CDMA product line and to accelerate its penetration into strategic handset OEM customers. The agreement includes 3mm x 3mm x 1mm CDMA power amplifiers, technology, and intellectual property, as well as the recruitment of key RF engineering personnel related to the product line. Celeritek announced in September 2003 that Celeritek is exiting its handset power amplifier business to focus on GaAs-based subsystems and semiconductors for the defense markets.


o    ANADIGICS Opens Taiwan Application Center

     On September 22, 2003 the Company announced the opening of a new application center in Taipei, Taiwan to support growing customer demand for ANADIGICS' WLAN, CDMA, and GSM RF products. The new facility's staff of highly experienced application engineers will provide local applications support to the Company's OEM and ODM customer base by facilitating the customer RF design process and shortening time to market for wireless and broadband end products.

o    ANADIGICS Announces New Patent For Wireless Multi-Band Amplifier

     On August 4, 2003 the Company announced its third patent for the development of a wireless multi-band amplifier circuit. US Patent No. 6,501,331 was granted for the development of a GaAs MMIC dual-band amplifier for use in wireless handsets for operation at either 800MHz or the 1900MHz band to provide gain and input/output impedance.

CONFERENCE CALL

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Website or by dialing 1-800-945-1517.

                                      # # #



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

ANADIGICS (NASDAQ: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance while reducing manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2002. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.


Press Contacts                      Corporate Contact                  Investor Relations
--------------                      -----------------                  ------------------
Allan Fliss                         Tim Blanke                         Thomas Shields
Richartz Fliss Clark & Pope         ANADIGICS, Inc.                    ANADIGICS, Inc.
400 Morris Ave., Ste. 222           141 Mt. Bethel Road                141 Mt. Bethel Road
Denville, NJ  07834                 Warren, NJ  07059                  Warren, NJ  07059
Tel: +1 973 627-8180                Tel: +1 908 668-5000               Tel: +1 908 412-5995
Fax: +1 973 627-8410                Fax: +1 908 668-5132
E-mail:  fliss@rfcp.com             E-mail: tblanke@anadigics.com      E-mail:tshields@anadigics.com
         --------------                     ---------------------             ----------------------





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


                                 ANADIGICS, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           (Amounts in thousands, except share and per share amounts)
                                  (Unaudited)



                                                                       Three Months Ended                   Nine Months Ended
                                                                 -------------------------------    -------------------------------
                                                                 Sept. 27, 2003   Sept. 28, 2002    Sept. 27, 2003   Sept. 28, 2002
                                                                 --------------   --------------    --------------   --------------
Net sales                                                         $     17,750     $     21,288     $     51,874     $     63,830
Cost of sales                                                           17,690           21,225           51,199           59,062
                                                                  ------------     ------------     ------------     ------------
Gross profit                                                                60               63              675            4,768
Research and development expenses                                        7,937            7,586           23,264           22,863
Selling and administrative expenses                                      4,735            5,463           13,703           16,398
Restructuring and other charges                                              -            2,286              625            5,001
Asset impairment charges                                                     -            3,087                -            6,331
Goodwill impairment charge                                                   -            8,043                -            8,043
Purchased in-process research and development                                -                -            1,690                -
                                                                  ------------     ------------     ------------     ------------
Operating loss                                                         (12,612)         (26,402)         (38,607)         (53,868)
Interest income                                                            741            1,543            2,628            4,959
Interest expense                                                          (940)          (1,307)          (2,821)          (4,171)
Impairment on investments                                                    -             (390)               -             (390)
Gain on notes repurchase                                                     -           12,581                -           12,581
Other income (expense)                                                     183               (5)             160               (3)
                                                                  ------------     ------------     ------------     ------------
Net loss before cumulative effect of accounting change                 (12,628)         (13,980)         (38,640)         (40,892)
Cumulative effect of accounting change                                       -                -                -           (8,010)
                                                                  ------------     ------------     ------------     ------------
Net loss                                                          $    (12,628)    $    (13,980)    $    (38,640)    $    (48,902)
                                                                  ============     ============     ============     ============

Basic and diluted loss per share
Net loss before cumulative effect of accounting change            $      (0.41)    $      (0.46)    $      (1.26)    $      (1.34)
                                                                  ============     ============     ============     ============

Net loss                                                          $      (0.41)    $      (0.46)    $      (1.26)    $      (1.60)
                                                                  ============     ============     ============     ============

Weighted average common and
    dilutive securities outstanding                                 30,674,033       30,585,540       30,674,033       30,578,630
                                                                  ============     ============     ============     ============

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                                 ANADIGICS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except share and per share amounts)


                                                                September 27, 2003      December 31, 2002
                                                                ------------------      -----------------
                                                                  (unaudited)
Assets
Current assets:
       Cash, short-term investments, and cash equivalents           $ 84,936                 $ 98,381
       Accounts receivable                                            10,879                    9,016
       Inventory                                                      11,327                   13,277
       Prepaid expenses and other current assets                       3,457                    4,600
                                                                    --------                 --------
Total current assets                                                 110,599                  125,274

Marketable securities                                                 43,363                   57,137

Plant and equipment, net                                              57,264                   68,600

Goodwill and other intangibles, net of amortization                    1,351                       --
Other assets                                                           3,871                    4,660
                                                                    --------                 --------
                                                                    $216,448                 $255,671
                                                                    ========                 ========

Liabilities and stockholders' equity

Current liabilities:
       Accounts payable                                             $  8,248                 $  7,434
       Accrued liabilities                                             4,367                    4,733
       Accrued restructuring costs                                     2,103                    2,956
       Current maturities of capital lease obligations                    96                       --
                                                                    --------                 --------
Total current liabilities                                             14,814                   15,123

Other long-term liabilities                                            2,913                    2,760
Long-term debt, less current portion                                  66,700                   66,700

Stockholders' equity                                                 132,021                  171,088
                                                                    --------                 --------
                                                                    $216,448                 $255,671
                                                                    ========                 ========
